Exhibit 10.1

AMENDED AND RESTATED LOAN AGREEMENT

THIS AGREEMENT made the 28th day of November 2007

BETWEEN:

JAMES ASKEW, of 6417 Mercer, Houston, Texas, 77005; and

(the “Lender” or “Holder”)

OF THE FIRST PART

AND:

GULF UNITED ENERGY, INC., a company incorporated pursuant to the laws of Nevada with an office at 3555 Timmons, Suite 1500, Houston, Texas, 77027

(“Gulf United”, “Maker” or “Borrower”)

OF THE SECOND PART

WHEREAS:

A.

The Maker issued that certain Loan Agreement, dated April 10th 2007 in favor of Lender for a total of US$1,388,985.00 (the “Original Loan”) pursuant to that certain letter of intent dated March 22, 2006 by and between Gulf United and Cia. Mexicana de Gas Natural, S.A. de C.V. (the “Letter of Intent”) and subsequently pursuant to the related Joint Venture Agreement dated July 15, 2007;

B.	The Lender and Maker wish to amend the Original Loan on the certain terms and conditions contained herein;

                    NOW THEREFORE THIS AGREEMENT WITNESSETH that for and in consideration of the set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.     The Original Loan is hereby amended and restated in it entirety.

2.     The Lender has advanced/loaned as of August 31, 2007 total principal and interest of $1,552,901 to Gulf United (the “Loan”). In addition, the Loan shall include any additional funds that the Lender may advance to Gulf United, or on its behalf, in the future, subject to Gulf United’s consent.

3.     The Loan shall bear simple interest at a rate of 10% per annum, calculated in arrears on a monthly basis commencing as of September 1, 2007 and for each additional advance on the date that such advance is made to Gulf United and continuing until the entire Loan amount is paid in full. The Loan shall be secured by Gulf United’s equity interest in the Project Companies, as defined in the Joint Venture Agreement. In the event of a default hereunder by Gulf United, such equity interest held by Gulf United in the Project Companies, as defined in the Joint Venture Agreement, shall immediately be assigned to Lender at Lender’s sole discretion.

4.     The Loan, as well as all accrued interest, shall be due and payable from Gulf United to the Lender on January 15, 2008. Gulf United shall not be penalized for early repayment.

5.     At any time, Gulf United may satisfy the repayment of the Loan and all interest accrued hereunder by transferring by way of bill of sale all of its rights, title and interest in the joint venture companies to the Lender.

6.     All funds and dollar amounts referred to in this Agreement are in the lawful currency of the United States of America.

7.     Lender hereby waives any and all breaches or defaults on the Original Loan, including any late fees.

8.     This Agreement shall be interpreted in accordance with the laws in effect from time to time in the State of Texas.

                   IN WITNESS WHEREOF the parties hereto have hereunto affixed their respective hands, both as of the day and year first above written.

GULF UNITED ENERGY, INC.

	By:	DON WILSON

JAMES ASKEW	Name:	Don Wilson
James Askew
	Title:	PRESIDENT